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Exhibit 1.3

Kinder Morgan Energy Partners, L.P.

Underwriting Agreement
Standard Provisions

July 1, 2008

        Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell from time to time certain of its securities, including its senior debt securities and subordinated debt securities ("Debt Securities") and its common units ("Equity Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 3. The Debt Securities are to be issued under either a senior indenture or subordinated indenture, respectively, each dated as of January 31, 2003, as supplemented and amended (each an "Indenture"), between the Partnership and U.S. Bank National Association, as successor trustee to Wachovia Bank, National Association (the "Trustee").

        From time to time, the Partnership may enter into one or more underwriting agreements that provide for the sale of certain of the Debt Securities or Equity Securities to the underwriter or several underwriters named therein (the "Underwriters"). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement."

        1.    Sale and Purchase of the Securities.    On the basis of the representations, warranties and agreements herein contained, the Partnership proposes to issue and sell (i) the Debt Securities in one or more series, which series may vary as to their terms (including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements), all of such terms for any particular series being determined at the time of sale, or (ii) Equity Securities. All or a portion of a particular series of the Debt Securities or the Equity Securities will be purchased by the Underwriters for resale upon terms of offering determined at the time of sale. The securities so to be purchased in any such offering are hereinafter referred to as the "Purchased Securities," and any firm or firms acting as representatives of such Underwriters are hereinafter referred to as the "Representatives." If with respect to the Purchased Securities such Representatives are acting on behalf of the Underwriters, references herein to the Underwriters (or a majority in interest thereof) or the Representatives in the alternative shall be deemed to refer only to the Representatives. The term "Underwriters' Securities" means Debt Securities which are Purchased Securities other than Contract Securities. The term "Contract Securities" means Debt Securities which are Purchased Securities, if any, to be purchased pursuant to delayed delivery contracts referred to below.

        If this Agreement provides for sales of Debt Securities pursuant to delayed delivery contracts, the Partnership hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus (as hereinafter defined) pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto (the "Delayed Delivery Contracts") but with such changes therein as the Partnership may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Partnership and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Partnership will pay the Underwriters in immediately available funds the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of any Delayed Delivery Contracts.

        If the Partnership executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Debt Securities to be purchased by the several Underwriters and the aggregate principal amount of Debt Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Debt Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Representatives, if any, determine that such reduction shall be otherwise and so advise the Partnership.

        The obligations of the Underwriters under this Agreement are several and not joint.

        2.    Payment and Delivery.    The closing of the purchase and sale of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall take place at the offices of counsel for the Partnership, on the date or dates and at the time or times specified in this Agreement, each of which date and time may be postponed for not more than ten business days by agreement between the Partnership and the Representatives or a majority in interest of the Underwriters (each such date and time of delivery and payment for the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, is hereinafter referred to as the "Closing Date"), except that physical delivery of the Purchased Securities may be made by or on behalf of the Partnership through the offices of The Depository Trust Company ("DTC") or the Trustee, if the Purchased Securities are Debt Securities, or through the offices of DTC or any transfer agent if the Purchased Securities are Equity Securities. Delivery by the Partnership of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be made against payment by or on behalf of the Underwriters or the Representatives of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Partnership.

        Unless otherwise specified by the Underwriters or the Representatives, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be registered in the name of Cede & Co. ("Cede"). If the Underwriters or Representatives in fact choose to specify otherwise, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, shall be registered in such names and shall be in such denominations as the Underwriters or the Representatives shall request at least one full business day prior to the Closing Date and, if requested, shall be made available to the Underwriters or Representatives for checking and packaging at least one full business day prior to the Closing Date. Unless otherwise specified by the Underwriters or the Representatives, Debt Securities shall be in definitive global form without coupons.

        3.    Securities Act Documents; Public Offering.    The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act and the rules and regulations adopted by the Commission thereunder (the "Rules"), a registration statement or statements on Form S-3, including a prospectus, relating to the Debt Securities and the Equity Securities, and such registration statement has or such registration statements have become effective. Such registration statement or statements referred to in the first paragraph of the Underwriting Agreement, including financial statements, exhibits and Incorporated Documents (as hereinafter defined), as amended to the date of this Agreement, is or are hereinafter referred to as the "Registration Statement;" any preliminary prospectus relating to the Purchased Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules, including any preliminary prospectus supplement thereto relating to the Purchased Securities is hereinafter referred to as the "Preliminary Prospectus;" the final prospectus relating to the Purchased Securities, including any prospectus supplement thereto relating to the Purchased Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules, is hereinafter referred to as the "Prospectus;" each "issuer free writing prospectus," as defined in Rule 433 of the Rules ("Rule 433"), relating to the Purchased Securities that (i) is required to be filed with the Commission by the Partnership, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Purchased Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership's records pursuant to Rule 433(g), is hereinafter referred to as an "Issuer Free Writing Prospectus;" each Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Underwriting Agreement, is hereinafter referred to as an "Issuer General Use Free Writing Prospectus;" and each Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus is hereinafter referred to as an "Issuer Limited Use Free Writing Prospectus." Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Securities Act (the "Incorporated Documents"). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (EDGAR), which EDGAR copy is substantially identical to the other copies of such material, except to the extent permitted by Regulation S-T.

        The Partnership understands, and if this Agreement provides for sales by one or more Selling Unitholders, each Selling Unitholder understands, that the Underwriters propose to make a public offering of their respective portions of the Purchased Securities, as set forth in and pursuant to the Prospectus.

        4.    Representations and Warranties.    Except for the representation and warranty contained in Section 4(aa), which is made only by each Selling Unitholder, severally, the Partnership represents and warrants to each Underwriter that:

          (a)   The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules) of the Purchased Securities, and is not on the date of the Underwriting Agreement and the Closing Date, an "ineligible issuer" (as defined in Rule 405 of the Rules). The Partnership has reasonable grounds to believe that it meets the requirements for the use of Form S-3 under the Securities Act;

          (b)   The Registration Statement, at the time it originally became effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, and the prospectus contained therein at such times and at the time it was filed, complied and will comply, and on the date of the Underwriting Agreement and the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any supplement to such prospectus is filed with the Commission, the Registration Statement, the Preliminary Prospectus, the Prospectus and any such amendment or supplement, respectively, comply and will comply, in all material respects with the applicable requirements of the Securities Act and the Rules; the Incorporated Documents, when they were or are filed with the Commission, conformed or will conform as of their respective dates in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations adopted by the Commission thereunder; (i) each part of the Registration Statement and any amendment thereto, at the time it became or becomes effective, and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus and any amendment or supplement thereto, at the time it was filed or will be filed with the Commission pursuant to Rule 424 of the Rules, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) as of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the most recent Preliminary Prospectus filed or used prior to the Applicable Time and the information included in Schedule I to the Underwriting Agreement, all considered together (collectively, the "Pricing Disclosure Package"), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Purchased Securities or until any earlier date that the Partnership notified or notifies the Underwriters or the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any Incorporated Documents; except that the representation and warranty in this Section 4(b) does not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus (or in amendments or supplements to such documents) made in reliance upon information furnished in writing to the Partnership by any Underwriter or the Representatives on behalf of any Underwriter or by any Selling Unitholder expressly for use therein;

          (c)   The consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Partnership and its consolidated subsidiaries as of the dates shown and their results of operations, partners' capital and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; any schedules included in the Registration Statement present fairly the information required to be stated therein; any summary or selected financial data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein except as otherwise stated therein or in the notes thereto; and as to any pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts;

          (d)   The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the consolidated financial condition, results of operations or business of the Partnership and its subsidiaries, taken as a whole (a "Material Adverse Effect");

          (e)   All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests, as applicable, of each of the Partnership's subsidiaries that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X, and Trailblazer Pipeline Company and TransColorado Gas Transmission Company (collectively, the

  "Significant Subsidiaries"), have been duly and validly authorized and issued and are fully paid and (except (A) as required to the contrary by the Delaware Limited Liability Company Act (the "Delaware LLC Act") and the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and (B) with respect to any general partner interests) non-assessable, and are owned by the Partnership directly or indirectly through one or more wholly-owned subsidiaries or Kinder Morgan G.P., Inc., a Delaware corporation (the "General Partner"). All of such shares or interests owned directly or indirectly by the Partnership or the General Partner are owned, free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

          (f)    Each of the Significant Subsidiaries has been duly incorporated or formed and is validly existing as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership, or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

          (g)   The General Partner is the sole general partner of the Partnership and Kinder Morgan Operating L.P. "A," a Delaware limited partnership ("OLP-A"), Kinder Morgan Operating L.P. "B," a Delaware limited partnership ("OLP-B"), Kinder Morgan Operating L.P. "C," a Delaware limited partnership ("OLP-C"), Kinder Morgan Operating L.P. "D," a Delaware limited partnership ("OLP-D"), Kinder Morgan CO2 Company, L.P., a Texas limited partnership ("CO2", and together with OLP-A, OLP-B, OLP-C, and OLP-D, the "Operating Partnerships"); the General Partner owns general partner interests in the Partnership and the Operating Partnerships; each such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership, as amended and restated, or the agreement of limited partnership, as amended and restated, of the respective Operating Partnership, as the case may be, and was validly issued to or acquired by the General Partner; and the General Partner owns such general partner interests free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus);

          (h)   The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the General Partner is an indirect subsidiary of Knight Inc., a Kansas corporation; and the General Partner has all necessary corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

          (i)    Kinder Morgan Management, LLC, a Delaware limited liability company (the "Company"), all of the shares of which that may vote for the election of directors are owned by the General Partner, is the delegate of the General Partner pursuant to that certain Delegation of Control Agreement among the General Partner, the Company, the Partnership and the Operating Partnerships dated as of May 18, 2001, as amended from time to time (the "Delegation of Control Agreement"); the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Company has all the necessary limited liability company power and authority to perform its functions as the delegate of the General Partner;

          (j)    (i) If the Purchased Securities are Debt Securities, the Partnership has all necessary partnership power and authority to execute and deliver this Agreement and the Purchased Securities (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder; and all action required to be taken by the Partnership for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken; and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Partnership; and (ii) if the Purchased Securities are Equity Securities, the Partnership has all necessary partnership power and authority to authorize, issue and sell the Purchased Securities as contemplated by this Agreement; and all action required to be taken by the Partnership for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken;

          (k)   If the Purchased Securities are Debt Securities, the Indenture has been duly authorized by the Partnership and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms, except as (i) enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and (ii) enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy (collectively, the "Enforceability Exceptions"); and the Purchased Securities have been duly authorized by the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture;

          (l)    If the Purchased Securities are Equity Securities, the Purchased Securities have been duly and validly authorized and when issued and delivered against payment therefor pursuant to this Agreement on the Closing Date, such Purchased Securities will be validly issued, fully paid and (except as required to the contrary by the Delaware LP Act) non-assessable and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and the common unitholders of the Partnership have no preemptive rights with respect to the Purchased Securities;

          (m)  The execution, delivery and performance of this Agreement and any Delayed Delivery Contracts, and the issuance and sale of the Purchased Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the General Partner, the Company, the Partnership or any of the Significant Subsidiaries is a party or by which the General Partner, the Company, the Partnership or any of the Significant Subsidiaries is bound or to which any of the property of the General Partner, the Company, the Partnership or any of the Significant Subsidiaries is subject, except where any such foregoing occurrence will not prevent the consummation of the transactions contemplated herein or would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, bylaws, partnership agreement or other formation document, as the case may be, of the General Partner, the Company, the Partnership or any of the Significant Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the General Partner, the Company, the Partnership or any of the Significant Subsidiaries or any of the properties of any such entities, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the General Partner, the Company, the Partnership or any of the Significant Subsidiaries or any of the properties of such entities is required for the issuance and sale of the Purchased Securities by the Partnership, except such as have been obtained or made under the Securities Act, and if the Purchased Securities are Debt Securities, the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws;

          (n)   Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of its subsidiaries is a party or of which any property of the Partnership or any of its subsidiaries is the subject which would be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and, to the Partnership's knowledge, no such proceedings are threatened or contemplated;

          (o)   Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the Partnership or any of its subsidiaries has violated any federal or state law or regulation relating to the protection of human health or the environment, except for any violations and remedial actions as would not be reasonably likely to, individually or in the aggregate, have a Material Adverse Effect;

          (p)   Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, that would have a Material Adverse Effect;

          (q)   Each of the Partnership and the Significant Subsidiaries owns or leases all properties as are necessary to the conduct of its operations as described in the Pricing Disclosure Package and the Prospectus, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect;

          (r)   The Partnership is, and after giving effect to the offering and sale of the Purchased Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will be, exempt from regulation as an "investment company," as defined in the Investment Company Act of 1940, as amended;

          (s)   None of the Partnership, KMGP Services Company, Inc., the General Partner, the Company or any of the Significant Subsidiaries is involved in any labor dispute and, to the knowledge of the Partnership, no such dispute has been threatened, except for such disputes as would not, individually or in the aggregate, have a Material Adverse Effect;

          (t)    To the Partnership's knowledge, PricewaterhouseCoopers LLP, who has certified certain financial statements of the Partnership and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

          (u)   The offering and sale of Purchased Securities, as contemplated by this Agreement, does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Partnership (except as otherwise described in the Pricing Disclosure Package and the Prospectus); and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or provided in the various employee or director stock or unit based benefit or compensation plans, there are no outstanding options or warrants to purchase any Purchased Securities, Equity Securities or other securities of the Partnership;

          (v)   Since the end of the fiscal period covered by the most recent Form 10-K or Form 10-Q filed by the Partnership with the Commission, none of the General Partner, Knight Inc., the Company, the Partnership or any of the Significant Subsidiaries has taken any action that is or was designed to or that has constituted or that might have reasonably been expected to cause or result in illegal stabilization or manipulation of the price of any security of the Partnership to facilitate the offering of the Purchased Securities;

          (w)  The Partnership maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and the Partnership believes that its internal control over financial reporting is effective;

          (x)   Since the date of the Partnership's latest financial statements (audited or unaudited) incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Partnership's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership's internal control over financial reporting;

          (y)   The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and its consolidated subsidiaries is made known to the principal executive officer and principal financial officer of the Company by others within those entities; and the Partnership believes that such disclosure controls and procedures are effective in all material respects to provide reasonable assurance that information required to be disclosed in the reports the Partnership files under the Exchange Act is recorded, processed, summarized and reported as and when required; and

          (z)   The Partnership has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Purchased Securities, will not distribute any offering material in connection with the offering and sale of the Purchased Securities other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriters or the Representatives have consented to the use thereof.

          (aa) If this Agreement provides for sales by one or more Selling Unitholders, each Selling Unitholder severally represents and warrants to each Underwriter that such Selling Unitholder either (i) has and on each Closing Date will have valid title to the Purchased Securities to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities or other encumbrances or (ii) has valid title to, and all necessary power and authority to convert, convertible securities of the Partnership which (when added to the Purchased Securities owned by it on the date hereof) are convertible into at least the number of Purchased Securities to be sold by it pursuant to this Agreement; and immediately after the execution of this Agreement such Selling Unitholder will convert into Purchased Securities at least such number of convertible securities; and upon such conversion and on each Closing Date such Selling Unitholder will have valid title to the Purchased Securities to be sold by such Selling Unitholder free and clear of all security interests, claims, liens, equities or other encumbrances. Such Selling Unitholder has all necessary power and authority to sell the Purchased Securities to be sold by such Selling Unitholder as contemplated by this Agreement; and upon payment of the purchase price for the Purchased Securities to be sold by the Selling Unitholder pursuant to this Agreement, delivery, within the meaning of Section 8-301(b) of the New York Uniform Commercial Code (the "UCC"), of the Purchased Securities, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC (unless delivery of the Purchased Securities is unnecessary because the Purchased Securities are already in possession of Cede or such nominee), registration of the Purchased Securities in the name of Cede or such other nominee (unless registration of the Purchased Securities is unnecessary because the Purchased Securities are already registered in the name of Cede or such nominee), and the accepting for credit of the Purchased Securities on the books of DTC to "securities accounts" within the meaning of Section 8-501(a) of the UCC of the Underwriters (assuming that neither DTC nor any such Underwriter has "notice of any adverse claim," within the meaning of Section 8-501 of the UCC, to the Purchased Securities), (A) DTC shall be a "protected purchaser," within the meaning of Section 8-303(a) of the UCC, of the Purchased Securities and will acquire its interest in the Purchased Securities (including, without limitation, all rights that the Selling Unitholder had or has the power to transfer in the Purchased Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Purchased Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to the Purchased Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Unitholder may assume that when such payment, delivery (if necessary) and accepting for credit occur, (x) the Purchased Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership's unit registry in accordance with its agreement of limited partnership and applicable law, (y) DTC will be registered as a "clearing corporation," within the meaning of Section 8-102(a)(5)(i) of the UCC, and (z) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC.

        5.    Conditions of the Underwriters' Obligations.    The obligations of the Underwriters hereunder to purchase and pay for the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, are subject to the following conditions:

          (a)   On the date of this Agreement and also on each Closing Date, the independent accountants of the Partnership who have certified the financial statements of the Partnership included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, as to financial information included in the Pricing Disclosure Package and the Prospectus.

          (b)   No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act shall have been issued and no proceedings for such purpose shall be pending before or threatened by the Commission and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters or the Representatives.

          (c)   (i) The Partnership and its subsidiaries shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that could reasonably be expected to have a Material Adverse Effect, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in the partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, in the case of either clause (i) or this clause (ii), other than as set forth in or contemplated by the Pricing Disclosure Package, if in the judgment of a majority in interest of the Underwriters or of the Representatives, any such change makes it impracticable or inadvisable to consummate the sale and delivery of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, as contemplated in the Prospectus.

          (d)   Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension in trading in the Partnership's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of major hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of a majority in interest of the Underwriters or of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Purchased Securities on the terms and in the manner contemplated in the Prospectus.

          (e)   If the Purchased Securities are Equity Securities, the Partnership has obtained and delivered to the Underwriters executed copies of lock-up agreements satisfactory to the Representatives, or if there are none, such firm as may be designated by a majority in interest of the Underwriters from (i) the executive officers and directors of the General Partner, (ii) Knight Inc., and (iii) the General Partner.

          (f)    The representations and warranties of the Partnership contained herein shall be true and correct on and as of the Closing Date and the Partnership shall have performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (g)   The Underwriters or the Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Executive Officer, the President or any Vice President of the Company on behalf of the Partnership, which shall certify, to the best of his knowledge after reasonable investigation, on behalf of the Partnership that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose are pending before or threatened by the Commission, (ii) the representations and warranties of the Partnership contained herein are true and correct on and as of the Closing Date,

  (iii) the Partnership has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date, (iv) the Partnership and its subsidiaries have not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to have a Material Adverse Effect, other than as set forth in or contemplated by the Pricing Disclosure Package, and (v) since the respective dates as of which information is given in the Pricing Disclosure Package, there has not been any change, or any development involving a prospective change, in the partnership interests, capital stock or long-term debt of the Partnership or any of its subsidiaries that would constitute a material adverse change to the Partnership and its subsidiaries taken as a whole, or any material adverse change in the general affairs, management, financial position or results of operations of the Partnership and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus.

          (h)   The Underwriters or the Representatives shall have received on the Closing Date from Bracewell & Giuliani LLP, counsel for the Partnership, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule II hereto.

          (i)    The Underwriters or the Representatives shall have received on the Closing Date from counsel for the Underwriters an opinion in form satisfactory to the Underwriters, dated the Closing Date, with respect to the Partnership, the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, and this Agreement as well as such other related matters as the Underwriters may reasonably request. Such opinion shall also include language substantially to the effect of the penultimate paragraph of Schedule II hereto. The Partnership and, if this Agreement provides for sales by Selling Unitholders, each Selling Unitholder shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to render such opinion.

          (j)    Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Partnership's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, nor shall there have been any public announcement, beyond what it had announced prior to the date of this Agreement, that any such organization has under surveillance or review its ratings of any debt securities or preferred stock of the Partnership (other than an announcement with positive implication of a possible upgrading, and no implication of a possible downgrading of such rating).

          (k)   If this Agreement provides for sales by Selling Unitholders, the Underwriters or the Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the President or any Vice President of each Selling Unitholder, which shall certify that (i) the representations and warranties of such Selling Unitholder contained herein are true and correct on and as of the Closing Date, and (ii) such Selling Unitholder has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date.

          (l)    If this Agreement provides for sales by Selling Unitholders, the Underwriters or the Representatives shall have received on the Closing Date from counsel for each Selling Unitholder, an opinion, dated the Closing Date, substantially to the effect as set forth in Schedule III hereto.

        6.    Covenants.    The Partnership and, if this Agreement provides for sales by Selling Unitholders, each Selling Unitholder as to subsections (a), (c), (i), (l), (n) and (o), covenants and agrees with the several Underwriters as follows:

          (a)   To advise the Underwriters or the Representatives promptly of any amendment or supplement of the Registration Statement or the Prospectus which is proposed to be filed and not to effect such amendment or supplement in a form to which the Underwriters or the Representatives reasonably object.

          (b)   To furnish to each of the Underwriters or the Representatives and to the counsel for the Underwriters, one copy of the Registration Statement filed pursuant to EDGAR, including exhibits and Incorporated Documents, relating to the Debt Securities and the Equity Securities in the form it became effective and of all amendments thereto, including exhibits; and to each such firm and counsel, copies of each Preliminary Prospectus and Prospectus and any amendment or supplement thereto relating to the Purchased Securities.

          (c)   As soon as it is advised thereof, to advise the Underwriters or the Representatives of (i) the initiation or threatening by the Commission of any proceedings for the issuance of any order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus, (ii) receipt by it or any representative or attorney of it of any other communication from the Commission relating to the Partnership, any Selling Unitholders, the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or (iii) suspension of qualification of the Purchased Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will make every reasonable effort to prevent the issuance of an order suspending the effectiveness of the Registration Statement, or the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, and if any such order is issued, to obtain as soon as possible the lifting thereof.

          (d)   To deliver to the Underwriters, without charge, as many conformed copies of the Registration Statement (excluding exhibits but including the Incorporated Documents), the Preliminary Prospectus, the Prospectus and each Issuer General Use Free Writing Prospectus and all amendments and supplements to such documents as the Underwriters may reasonably request.

          (e)   During such period as a Prospectus is required by law to be delivered by an Underwriter or dealer, to deliver, without charge, to Underwriters and dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request.

          (f)    During the period in which copies of the Prospectus are to be delivered as provided in subsection (e) above, if any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any reason it shall be necessary during such same period to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or file any document which will be deemed an Incorporated Document in order to comply with the Exchange Act and the rules and regulations thereunder, forthwith to prepare, submit to the Underwriters or the Representatives, file with the Commission and deliver, without charge to the Underwriters either (i) amendments or supplements to the Registration Statement or Prospectus so that the statements in the Registration Statement or Prospectus, as so amended or supplemented, will not be misleading or (ii) such amendments, supplements or documents which will effect such compliance. Delivery by the Underwriters of any such amendments or supplements to the Prospectus or documents shall not constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (g)   To retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules; and if at any time after the date of the Underwriting Agreement any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, to notify the Underwriters or the Representatives and promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (h)   To make generally available to the Partnership's security holders, as soon as practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

          (i)    To cooperate with the Underwriters or the Representatives in qualifying the Purchased Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters or the Representatives may reasonably request; provided that in no event shall the Partnership nor any Selling Unitholder be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject, to qualify in any jurisdiction as a broker-dealer or to subject itself to any taxing authority where it is not now so subject.

          (j)    Unless otherwise specified, to use all reasonable efforts to obtain as promptly as practicable the listing of the Purchased Securities on the New York Stock Exchange and, if the Purchased Securities are of a class or series of securities which is already listed on the New York Stock Exchange or any other stock exchange, to effect the listing of the Purchased Securities on such stock exchanges prior to the Closing Date, subject to notice of issuance.

          (k)   During the period of five years from the date hereof, to supply to the Representatives, if any, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to its lenders or to the holders of any class of its securities registered under Section 12 of the Exchange Act and to furnish to the Representatives, if any, and such Underwriters a copy of each annual or other report it shall be required to file with the Commission.

          (l)    To pay all of its own expenses incurred in connection with the performance of its obligations under this Agreement, and the Partnership will pay, or reimburse if paid by the Underwriters or the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable costs and expenses incident to the performance of the obligations of the Partnership under this Agreement, including those relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing of this Agreement (including any Agreement Among Underwriters), (ii) the issuance, preparation and delivery of the Purchased Securities to the Underwriters, and if applicable, those entering into Delayed Delivery Contracts with the Partnership, including the costs and expenses of any trustee, registrar, transfer agent and any agent thereof, including any reasonable fees and disbursements of counsel therefor, (iii) the registration or qualification of the Purchased Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in subsection (i) above, including the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and the preparation and printing of legal investment and preliminary and supplementary "blue sky" memoranda, (iv) the furnishing to the Underwriters of copies of the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and of the several documents required by this Section to be so furnished, including costs of shipping and mailing, (v) the listing of the Purchased Securities on any securities exchange, (vi) the rating of the Purchased Securities by rating agencies, and (vii) the furnishing to the Underwriters of copies of all reports and information required by Section 6(k) above, including costs of shipping and mailing. If a separate agreement exists between the Partnership and any Selling Unitholder which allocates such costs and expenses in a manner different from that set forth above, such agreement shall control as between the Partnership and such Selling Unitholder only, but such agreement shall not modify the obligations of the Partnership and the Selling Unitholder to the Underwriters to cause the payment of costs and expenses as set forth above.

          (m)  If the Purchased Securities are Debt Securities, during the period beginning on the date of this Agreement and continuing to and including the date specified in this Agreement, not to, directly or indirectly, without the prior written consent of a majority in interest of the Underwriters or the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Partnership and having a tenor of more than one year; provided, however, that the foregoing restriction shall not apply to the sale of the Purchased Securities to the Underwriters pursuant to this Agreement, or to any Partnership guarantee of debt securities of any affiliate of the Partnership.

          (n)   If the Purchased Securities are Equity Securities, during the period beginning on the date of this Agreement and continuing to and including the date specified in this Agreement, not to, directly or indirectly, without the prior written consent of a majority in interest of the Underwriters or the Representatives (1) offer for sale, sell, contract to sell, pledge, hedge, grant an option to purchase, issue or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Equity Securities, Class B units or i-units, or any other securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive, Equity Securities, Class B Units or i-shares or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Equity Securities, Class B Units, i-shares or any securities substantially similar to, convertible into or exchangeable or exercisable for, or representing the right to receive, Equity Securities, Class B Units or i-shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Equity Securities or other securities, in cash or otherwise; provided, however, that the above restrictions shall not apply to (i) sales by the Partnership of i-units to Kinder Morgan Management, LLC, (ii) transactions for the acquisition of assets, businesses or the capital stock or other ownership interests of businesses in exchange for Equity Securities, Class B Units or i-shares or any securities substantially similar to, convertible into or exchangeable or exercisable for Equity Securities, Class B Units or i-shares, (iii) the sale of the Purchased Securities to the Underwriters pursuant to this Agreement, or (iv) transactions occurring under any existing employee or director benefit plan, unit option plan or compensation plan.

          (o)   If this Agreement provides for sales by Selling Unitholders, each Selling Unitholder agrees to deliver to the Underwriters or the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        7.    Indemnification.

          (a)   The Partnership will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, to which such Underwriter may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement to such documents), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Partnership; and

            (iii)  against any and all expense whatsoever, as incurred (including, subject to Section 7(d) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity set forth in this Section 7(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter (or, if this Agreement provides for sales by Selling Unitholders, by or on behalf of any Selling Unitholder) expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus.

          (b)   If this Agreement provides for sales by Selling Unitholders, each of the Selling Unitholders severally will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only insofar as losses, liabilities claims, damages, expenses or actions arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance on and in conformity with information furnished in writing to the Partnership by or on behalf of such Selling Unitholder expressly for use therein.

          (c)   Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Partnership, the General Partner, the Company, the directors of the General Partner and the Company, the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents), or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to such documents) or any Issuer Free Writing Prospectus.

          (d)   Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Partnership, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action; provided, however, that the indemnifying party shall pay the fees and expenses of separate counsel for the indemnified party if (i) the indemnifying party has agreed to pay such fees and expenses or (ii) counsel for the indemnified party reasonably determines that representation of both the indemnifying party and the indemnified party by the same counsel would create a conflict of interest. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e)   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        8.    Contribution.    If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership or the Selling Unitholder, if any (taking into account the portion of the proceeds of the offering received by each), on the one hand and the Underwriters on the other hand from the offering of the Purchased Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholder, if any, on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholder, if any, on the one hand and the Underwriters on the other hand in connection with the offering of the Purchased Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Purchased Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Partnership and the Selling Unitholder, if any, and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Purchased Securities as set forth on such cover. The relative fault of the Partnership and the Selling Unitholder, if any, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership and the Selling Unitholder, if any, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholder, if any, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the General Partner and the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Partnership, the General Partner or the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership, the General Partner and the Company; and if this Agreement provides for sales by Selling Unitholders, each person, if any, who controls a Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Unitholder. The various Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations and not joint.

        The obligations of the Partnership under this Section 8 shall be in addition to any liability which the Partnership may otherwise have.

        9.    Termination.    This Agreement may be terminated by a majority in interest of the Underwriters or by the Representatives by notifying the Partnership at any time at or prior to the Closing Date, if any of the conditions specified in Section 5 hereof shall not have been fulfilled when and as required by this Agreement.

        If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Partnership shall not be under any liability to any Underwriter or any Selling Unitholder and no Underwriter shall be under any liability to the Partnership or any Selling Unitholder, except that (a) if this Agreement is terminated by the Underwriters or the Representatives because of any failure or refusal on the part of the Partnership or any Selling Unitholder to comply with the terms of this Agreement or because any of the conditions contained in Section 5 of this Agreement, other than Section 5(j) or Sections 5(d)(i), (iii), (iv) or (v), have not been met, the Partnership and each Selling Unitholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursement of their counsel) reasonably incurred by them and (b) no Underwriter who shall have failed or refused to purchase the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Partnership, any Selling Unitholder or the other Underwriters for damages occasioned by its default.

        10.    Default of Underwriters.    If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase on the Closing Date the principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, agreed to be purchased by such Underwriter or Underwriters, the Representatives, or if there are none, such firm as may be designated by a majority in interest of the remaining Underwriter or Underwriters may find one or more substitute underwriters to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, such Underwriters' Securities, or make such other arrangements as they may deem advisable or one or more of the remaining Underwriters may agree to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, such Underwriters' Securities, in such proportions as may be approved by the Representatives or such designated firm, in each case upon the terms herein set forth. If no such arrangements have been made within 24 hours after the Closing Date, and

          (a)   the aggregate principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by the defaulting Underwriter or Underwriters shall not exceed 10% of the total principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, each of the non-defaulting Underwriters shall be obligated to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, such Underwriters' Securities, on the terms herein set forth in proportion to their respective obligations hereunder, or

          (b)   the aggregate principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by the defaulting Underwriter or Underwriters shall exceed 10% of the total principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, the Partnership shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representatives or such designated firm to purchase such Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, such Underwriters' Securities, upon the terms set forth herein.

        In any such case, either the Representatives, or if there are none, such designated firm or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected. If the aggregate principal amount or number, as the case may be, of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, to be purchased by such defaulting Underwriters shall exceed 10% of the total principal amount or number, as the case may be, of Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, and neither the non-defaulting Underwriters nor the Partnership shall make arrangements pursuant to this

Section 10 within the period stated for the purchase of the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, which the defaulting Underwriter or Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and without liability on the part of the Partnership or any Selling Unitholder, except, in each case, as provided in Sections 6(l), 7, 8 and 9 hereof. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Partnership, any Selling Unitholder or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

        11.    Absence of Fiduciary Relationship.    The Partnership acknowledges and agrees that (i) the purchase and sale of the Purchased Securities, or if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities, pursuant to this Agreement is an arm's-length commercial transaction between the Partnership, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership and (v) the Partnership has consulted its own legal advisors to the extent it deemed appropriate. The Partnership agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

        12.    Miscellaneous.    The reimbursement, indemnification and contribution agreements contained in Sections 6(l), 7 and 8 hereof and the representations, warranties, covenants and agreements of the Partnership and any Selling Unitholder in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any officer, director or controlling person of any Underwriter, or by or on behalf of the Partnership or any controlling person of the Partnership, or any officer, director or controlling person of the General Partner or the Company, or by or on behalf of any Selling Unitholder or any officer, director or controlling person of any Selling Unitholder, and (c) delivery of and payment for Purchased Securities under this Agreement.

        This Agreement has been and is made solely for the benefit of the Underwriters, any Selling Unitholder, the Partnership, the General Partner, the Company and their respective permitted successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, any Selling Unitholder, the Partnership, the General Partner or the Company, and for the benefit of the directors and officers of the General Partner and the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Purchased Securities, Underwriters' Securities or Contract Securities merely because of such purchase.

        In dealings hereunder, the Representatives, if designated, shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any written statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

        The Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Schedule I

DELAYED DELIVERY CONTRACT

                                             , 20

Ladies and Gentlemen:

        The undersigned hereby agrees to purchase from Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and the Partnership agrees to sell to the undersigned $                                    principal amount of the Partnership's [state title of issue] (the "Securities"), offered by the Partnership's Prospectus dated                                    , 20            and Prospectus Supplement dated                                     , 20            , receipt of copies of which are hereby acknowledged, at a purchase price equal to            % of the principal amount thereof plus accrued interest from                                     , 20            to the date or dates for payment and delivery thereof and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

        The undersigned will purchase from the Partnership Securities in the principal amounts and on the delivery date or dates set forth below:

Delivery Date	Principal Amount	Plus Accrued Interest From:
$
$
$

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

        Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Partnership or its order by certified or official bank check in New York Clearing House funds (available on the next business day) at the office of                                    , New York, New York, at 10:00 a.m. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Partnership not less than five full business days prior to the Delivery Date. If no such request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the Delivery Date.

        By the execution hereof, the undersigned represents and warrants to the Partnership that (i) all necessary corporate action for the due execution and delivery of this contract and payment for and purchase of the Securities has been taken by it, (ii) no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and (iii) its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

        The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Partnership shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above, of such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Partnership will mail or deliver to the undersigned at its address set forth below

I-1

notice to such effect, accompanied by a copy of the opinion of counsel for the Partnership delivered to the Underwriters in connection therewith.

        Failure to take delivery of and make payment for Securities by any purchaser under any other delayed delivery contract shall not relieve the undersigned of its obligations under this contract.

        This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other, and any such attempted assignment shall be void.

        It is understood that acceptance of this contract and other similar contracts is in the Partnership's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis.

        If this contract is acceptable to the Partnership, it is requested that the Partnership sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Partnership and the undersigned when such counterpart is so mailed or delivered.

        THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Yours very truly,
(Purchaser)
By:
Name: Title:

(Address)
Accepted:
KINDER MORGAN ENERGY PARTNERS, L.P.
By:	Kinder Morgan G.P., Inc., its general partner
	By:	Kinder Morgan Management, LLC, its delegate
		By:	Name: Title:

Purchaser—Please Complete at Time of Signing

        The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone Number (Including Area Code)	Dept.

I-2

Schedule II

[Form of Opinion of Bracewell & Giuliani LLP
to be delivered pursuant to Section 5(h)]

        (i)    Each of the Partnership, the Company and the General Partner is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of formation or incorporation, as applicable, and each such entity has full limited partnership, limited liability company or corporate power and authority, as the case may be, to own its properties and to conduct its business as such business is described in the Prospectus, as amended or supplemented by the Prospectus Supplement;

        (ii)   The Underwriting Agreement has been duly authorized, executed and delivered by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership;

        (iii)  If the Purchased Securities are Debt Securities, the Indenture has been duly authorized, executed and delivered by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms;

        (iv)  If any of the Purchased Securities are to be purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized, executed and delivered by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership and, assuming due authorization, execution and delivery thereof by the purchaser named therein, constitutes a valid and legally binding agreement of the Partnership enforceable against the Partnership in accordance with its terms;

        (v)   If the Purchased Securities are Debt Securities, the Purchased Securities have been duly authorized, executed and delivered by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership; the Purchased Securities or, if this Agreement provides for sales of Debt Securities pursuant to Delayed Delivery Contracts, the Underwriters' Securities delivered on the Closing Date, when authenticated by the Trustee, and issued and delivered, in the manner provided in the Indenture against payment of the consideration therefor pursuant to the Underwriting Agreement, will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their respective terms; the Contract Securities, if any, when executed by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership and authenticated by the Trustee, and issued and delivered in the manner provided in the Indenture and Delayed Delivery Contracts against payment of the consideration therefor pursuant to the Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their respective terms;

        (vi)  If the Purchased Securities are Equity Securities, the Purchased Securities delivered on the Closing Date (a) have been duly authorized by the Company (as the delegate of the General Partner pursuant to the Delegation of Control Agreement) on behalf of the Partnership and, when issued and delivered against payment of the consideration therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and (except as affected by the Delaware LP Act) nonassessable, (b) conform as to legal matters in all material respects to the description thereof under the appropriate captions in the Prospectus and the Prospectus Supplement, and (c) are approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and to such counsel's knowledge after due inquiry, the common unitholders of the Partnership have no preemptive rights with respect to the Purchased Securities;

        (vii) If the Purchased Securities are Debt Securities, the Indenture, the Debt Securities and the Delayed Delivery Contracts, if any, conform as to legal matters in all material respects to the descriptions thereof under the caption "Description of Debt Securities" in the Prospectus, as supplemented by the description thereof under the appropriate caption in the Prospectus Supplement;

        (viii)  If the Purchased Securities are Debt Securities, the Indenture has been qualified under the Trust Indenture Act;

        (ix)  If the Purchased Securities are Equity Securities, to such counsel's knowledge after due inquiry, except with respect to Class B units, or as disclosed in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, no person or entity has the right to require the registration under the Securities Act of Common Units or other securities of the Partnership, which right has not been waived; and except as described in the Registration Statement or the Prospectus, as supplemented by the Prospectus Supplement, or provided in various employee or director stock- or unit-based benefit or compensation plans, to such counsel's knowledge after due inquiry, there are no agreements to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any Equity Securities to any person, nor any security or other instrument, except for the Class B units, that by its terms is convertible into, exercisable for or exchangeable for interests of the Partnership;

        (x)   If the Purchased Securities are Equity Securities, counsel will confirm (a) such counsel's opinion set forth in the Prospectus under the caption "Material Tax Considerations" and (b) that, based on the accuracy of the representations made by the Company and the General Partner and subject to the qualifications set forth therein, the discussion set forth in the Prospectus under such caption and in the Prospectus Supplement under the appropriate caption is a summary of the United States federal income tax matters described therein that is accurate in all material respects;

        (xi)  The Registration Statement has been declared effective under the Securities Act; any filings of the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement required prior to the date of such opinion pursuant to Rule 424(b) under the Securities Act have been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission;

        (xii) The Registration Statement, the Prospectus, as supplemented by the Preliminary Prospectus Supplement, and the Prospectus, as supplemented by the Prospectus Supplement, excluding the Incorporated Documents, as of their respective effective or issue dates (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules;

        (xiii)  The Incorporated Documents (other than the financial statements and notes thereto and supporting schedules and other financial or accounting data and information pertaining to natural resource reserves included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective (if incorporated by reference to another registration statement) or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the particular form under the Securities Act or the Exchange Act and the respective rules and regulations thereunder, as applicable; and, to such counsel's knowledge after due inquiry, there are no documents that are required to be filed as exhibits to the Registration Statement or to any of the Incorporated Documents that are not so filed;

        (xiv) The execution and delivery of the Underwriting Agreement, and, if the Purchased Securities are Debt Securities, each of the Delayed Delivery Contracts, if any, and the consummation of the transactions therein contemplated will not (a) violate, or constitute a default under (or constitute an event that, with the giving of notice or lapse of time or both, would constitute such a default under), any of the terms or provisions of any indenture, mortgage, deed of trust or loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership's Annual Report on Form 10-K most recently filed with the Commission or to any Form 10-Q or Form 8-K of the Partnership filed since the filing of such Annual Report on Form 10-K, (b) violate any provision of the partnership agreement of the Partnership, the limited liability company agreement of the Company or the certificate of incorporation or bylaws of the General Partner, (c) violate any existing obligation of the Partnership, the Company or the General Partner under any existing court or administrative order, judgment or decree of which such counsel has knowledge after due inquiry, or (d) violate any applicable provisions of the federal laws of the United States (based on the limitations set forth below), the laws of the State of Texas, the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware LP Act or the Delaware LLC Act;

        (xv) No consent, approval, authorization or order of, or filing with, any federal, Delaware or Texas court or governmental agency or body is required under federal or Texas law, the General Corporation Law of the State of Delaware, the Delaware LP Act, the Delaware LLC Act or the laws of the State of New York, for the consummation by the Partnership of the transactions contemplated by the Underwriting Agreement in connection with the issue and sale of the Purchased Securities by the Partnership or, if the Purchased Securities are Debt Securities, for the execution of the Indenture, except (a) as have been obtained under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder, (b) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters, and (c) such as the failure to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

        (xvi) To such counsel's knowledge after due inquiry, and other than as set forth in the Prospectus, as supplemented by the Prospectus Supplement, there is no legal or governmental proceeding pending or threatened against the Partnership, the General Partner, the Company or any Significant Subsidiary which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

        (xvii)  The Partnership is not subject to regulation as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        In rendering such opinion, such counsel may state that such opinion is based on and limited to the relevant federal law of the United States of America, the law of the State of Texas, the law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware LP Act and the Delaware LLC Act, and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction. Such counsel may note that they are not admitted to the practice of law in the State of Delaware. With respect to the opinion expressed in the first clause of paragraph (i), such counsel may state that they have relied exclusively on certificates of public officials. With respect to paragraph (xiv), such counsel may also state that they render no opinion with respect to the anti-fraud provisions of the federal securities laws.

        If the Purchased Securities are Debt Securities, such counsel may state that in addition to the limitations and qualifications set forth above, the enforceability of obligations of the Partnership under the Debt Securities, the Indenture or the Delayed Delivery Contracts, as the case may be, is subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such counsel may state that such principles are of general application, and in applying such principles a court, among other things, might decline to order the Partnership to perform covenants. Further, such counsel need not express an opinion with respect to the enforceability of provisions in the Debt Securities, the Indenture or the Delayed Delivery Contracts with respect to waiver, delay, extension or omission of notice or enforcement of rights or remedies, waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other benefits provided by operation of law. Further, such counsel may state that the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.

        Such counsel may state that whenever its opinion is based on factual matters that are "to its knowledge after due inquiry" or "of which it has knowledge after due inquiry," such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company (for itself and on behalf of the Partnership) or the General Partner, or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated. Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

        Such counsel may also state that, because the primary purpose of such counsel's engagement was not to establish or confirm factual matters or financial or accounting matters or matters pertaining to natural resource reserves and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, the Pricing Disclosure Package (as defined in Annex A) and the Prospectus or any amendment or supplement thereto, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto (except to the extent expressly set forth in paragraph (vii) above if the Purchased Securities are Debt Securities or clause (b) of paragraph (vi) and clause (b) of paragraph (x) above if the Purchased Securities are Equity Securities) and they have not independently verified the accuracy, completeness or fairness of such statements (except as aforesaid); that, without limiting the foregoing, they assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, or the exhibits to the Registration Statement, and they have not examined the accounting, financial or other records from which such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves contained therein were derived; and that, although certain portions of the Registration Statement have been included therein on the authority of "experts" within the meaning of the Securities Act, they are not experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves included therein; that such counsel did not participate in the preparation of the Incorporated Documents; however, they have participated in conferences with officers and other representatives of the Company, the General Partner and the Partnership, such entities' auditors, and representatives of the Underwriters, including counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto, and related matters were discussed; and, based upon such participation and review, and relying as to materiality in part upon the factual statements of officers and other representatives of the Company, the General Partner and the Partnership and upon representatives of the Underwriters, no facts have come to their attention that have caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Registration Statement, including any information included in the Prospectus which was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B of the Rules, at the effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Rules, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of the date the Prospectus was first supplemented by a final prospectus supplement related to the Purchased Securities or as of the date of such opinion, or that the Pricing Disclosure Package at the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel has not been asked to comment on, and such counsel expresses no belief with respect to, the financial statements and notes thereto, schedules and related data and other financial or accounting data or information pertaining to natural resource reserves or exhibits (including the Form T-1) contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto.

        Such counsel may state that its opinion is solely for the benefit of the Underwriters pursuant to Section 5(h) of the Underwriting Agreement, and may not be used or relied upon by the Underwriters in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel's express prior written authorization. Such counsel may state that except for the use permitted therein, such opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel's express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such; that the opinion expressed therein is as of the date thereof, and such counsel expressly disclaims any responsibility to update such opinion after the date thereof; and that such opinion is strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein.

ANNEX A

Pricing Disclosure Package

1.    The Prospectus [if applicable add: , as supplemented by the Preliminary Prospectus Supplement]; and

2.    The information identified in Schedule I to the Underwriting Agreement or disclosures directly relating thereto or derived therefrom [; and]

[3.    Identify any Issuer General Free Writing Prospectus.]

        For purposes of determining the "Pricing Disclosure Package," the information contained in the foregoing documents shall be considered together. With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

A-1

Schedule III

[Form of Opinion of Counsel for
Selling Unitholders to be delivered
pursuant to Section 5(l)]

        (i)    Each Selling Unitholder was the sole registered owner of the Purchased Securities sold by such Selling Unitholder and had full corporate or limited liability company power and authority (as appropriate) to sell, assign, transfer and deliver such Purchased Securities; and assuming that appropriate entries to the accounts of the several Underwriters in the records of DTC will have been made pursuant to the UCC and no Underwriters have notice of any adverse claim (as defined in Sections 8-102 and 8-105 of the UCC) to the Purchased Securities, upon delivery (as defined in Section 8-301(b) of the UCC) to the Underwriters of the Purchased Securities and payment by the Underwriters of the purchase price therefor pursuant to the Underwriting Agreement, the several Underwriters, or their nominees, will be "protected purchasers" (as such term is used in Section 8-303 of the UCC);

        (ii)   To such counsel's knowledge after due inquiry, no consent, approval, authorization or order of, or filing with, any federal or Texas court or governmental agency or body is required to be obtained or made by any Selling Unitholder for the consummation by the Selling Unitholder of the transactions contemplated by the Underwriting Agreement in connection with the sale of the Purchased Securities sold by each Selling Unitholder, except such as have been obtained and made under the Securities Act and the Rules and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Securities by the Underwriters;

        (iii)  The execution and delivery of the Underwriting Agreement and the consummation of the transactions herein contemplated will not violate (a) any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Unitholder or any of their properties, (b) any material agreement or instrument known to such counsel after due inquiry to which any Selling Unitholder is a party or by which any Selling Unitholder is bound or to which any of the properties of any Selling Unitholder is subject, or (c) the charter or by-laws of any Selling Unitholder which is a corporation; and

        (iv)  The Underwriting Agreement has been duly authorized, executed and delivered by each Selling Unitholder.

        Such counsel's opinion may be subject to the same types of limitations and qualifications as are set forth in Schedule II.

III-1

QuickLinks

  Exhibit 1.3
Kinder Morgan Energy Partners, L.P. Underwriting Agreement Standard Provisions
  Schedule I
DELAYED DELIVERY CONTRACT
  Schedule II
[Form of Opinion of Bracewell & Giuliani LLP to be delivered pursuant to Section 5(h)]
  ANNEX A
Pricing Disclosure Package
  Schedule III
[Form of Opinion of Counsel for Selling Unitholders to be delivered pursuant to Section 5(l)]